SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of Earliest Event
   Reported):  August 21, 2002 (August 13, 2002)





                                 CTS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)







         Indiana                       1-4639                  35-0225010
(State or Other Jurisdiction  (Commission File Numbers)    (I.R.S. Employer
of Incorporation)                                         Identification Nos.)



905 West Boulevard North
Elkhart, Indiana                                                 46514
(Address of Principal Executive Offices)                        (Zip Code)



Registrants' Telephone Number, Including Area Code:  (574) 293-7511




--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.


                           On August 13, 2002, CTS Corporation issued a press
                  release announcing that it was evaluating further restructuring actions to improve profitability, a copy of which is filed herewith as Exhibit 99.1 and which information is incorporated herein by reference. On August 16, 2002, CTS issued a press release describing a cost reduction and restructuring plan, as more fully described in the press release, a copy of which is filed as Exhibit 99.2 hereto and which information is incorporated herein by reference.



Item 7.           Financial Statements, Pro Forma Financial Information
                   and Exhibits.



                  (a)      Financial Statements of Business Acquired.
                           Not applicable.



                  (b)      Pro Forma Financial Information.
                           Not applicable.



                  (c)      Exhibits.



                  The following exhibits are filed with this report:



Exhibit No.     Exhibit Description
-----------     -------------------

  99.1          Press Release dated August 13, 2002

  99.2          Press Release dated August 16, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                      CTS CORPORATION


                      /S/ Richard G. Cutter
                      ---------------------------------------------
                      By: Richard G. Cutter
                          Vice President, Secretary and General Counsel


Date:  August 21, 2002

                                  EXHIBIT INDEX



Exhibit No.     Exhibit Description
-----------     -------------------

  99.1          Press Release dated August 13, 2002

  99.2          Press Release dated August 16, 2002

                                                                   Exhibit 99.1


                                                                    newsrelease
                          CTS CORPORATION  Elkhart,Indiana 46514 (574) 293-7511
                                                                August 13, 2002



FOR RELEASE:  Immediately


               CTS CONSIDERING FURTHER PROFIT IMPROVEMENT ACTIONS
        Severance charge and asset write-down possible in third quarter
                   Cash impact in 2002 expected to be positive

Elkhart, IN...CTS Corporation (NYSE:CTS) today stated that while CTS does not normally comment on market activity in CTS stock, in view of recent trading activity CTS wanted to make public the fact that it has been evaluating further restructuring actions to improve profitability. CTS does not normally announce these types of actions until approved for implementation.

Actions under consideration include the possible "end-of-life" of certain older and low margin product lines within the Communications Components business. Under the plan being considered, CTS would continue production of those older and low margin products as long as required by current customers, but would no longer design custom variations of those product lines. CTS noted that this plan remains subject to Board approval before being implemented.

Consistent with its previously announced intent to continue to aggressively reduce its cost structure, CTS expects to eliminate over 150 indirect and salaried positions during the third quarter. All of these positions are within the Communication Components business and include SG&A, R&D and manufacturing overhead reductions. Most of these reductions are made possible through a combination of process improvements and organizational consolidations.

In conjunction with the above, CTS expects to take a charge for the impairment of certain assets within the Communications Components business to reflect the impact of the above described actions, as well as market conditions.

Total restructuring charges associated with the above described actions are expected to be in the range of $14 to $16 million pretax, most of which is expected to be taken in the third quarter. Of this amount, $12 to $14 million is expected to be a non-cash charge. Annualized pretax savings from the above actions are estimated to be in the range of $10 to $12 million with $6 to $7 million of this being cash savings. Cash impact in 2002 is expected to be positive.

"CTS continues to aggressively pursue steps to return to profitability," noted Donald Schwanz, CTS Chairman and Chief Executive Officer. "While it is unclear how quickly the communication markets will recover, we continue to re-size our operation to current market realities and to focus our resources on those product and market opportunities offering the best future growth and profit potential," added Schwanz.

                                                                  Exhibit 99.1


                                     # # # #

Statements about the Company's earnings outlook and its plans, estimates and beliefs concerning the future are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, based on the Company's current expectations. Actual results may differ materially from those stated in the forward-looking statements due to a variety of factors which could affect the Company's operating results, liquidity and financial condition. We undertake no obligations to publicly update or revise any forward-looking statements. Factors that could impact future results include among others: the general market conditions in the communications, computer and automotive markets, and in the overall economy; whether the Company is able to implement measures to improve its financial condition and flexibility; the Company's successful execution of its restructurings, consolidation and cost-reduction plans; pricing pressures and demand for the Company's products, especially if economic conditions worsen or do not recover in the key markets for the Company's products; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political risks. Investors are encouraged to examine the Company's SEC filings, which more fully describe the risks and uncertainties associated with the Company's business.

                                     # # # #

CTS Corporation is a leading designer and manufacturer of electronic components and assemblies for the communications, computer and automotive markets. The Company manufactures products in North America, Europe and Asia. Worldwide sales coverage is accomplished through a network of direct sales personnel, independent manufacturers' representatives and electronic distributors. The Company's stock is traded on the NYSE under the ticker symbol "CTS." To find out more, visit the Company's website at www.ctscorp.com.

Contact: Vinod M. Khilnani, Sr. Vice President and Chief Financial Officer, or George T. Newhart, Vice President Investor Relations
          CTS Corporation
          905 West Boulevard North
          Elkhart, In 46514
          Telephone (574) 293-7511  FAX (574) 293-6146
          www.ctscorp.com

                                                                 Exhibit 99.2

                                                                  newsrelease
                        CTS CORPORATION  Elkhart,Indiana 46514 (574) 293-7511
                                                              August 16, 2002



FOR RELEASE:  Immediately


               CTS confirms additional profit improvement actions

                 Restructuring charges planned in third quarter

                  Annual pretax savings of $11 million expected


Elkhart, IN...CTS Corporation (NYSE: CTS) today confirmed that it is proceeding with the cost reduction and restructuring plan first announced August 13, 2002. Total restructuring charges associated with these actions are expected to be in the range of $15 - $17 million pretax, all of which are planned to be taken in the third quarter. Of this amount, approximately $2 million is a cash charge, primarily for severance expenses, and the remaining $13 - $15 million is a non-cash charge, primarily related to the write-down of certain manufacturing equipment. The resulting net cash impact in 2002 is expected to be positive. CTS anticipates about $11 million in annualized pretax savings from these actions. Approximately $2.5 million in savings will be realized in 2002, primarily from the headcount reductions.

Operational improvements and related organizational realignments in the Communications Components operations have allowed the elimination of approximately 140 indirect and salaried positions in SG&A, R&D and manufacturing overhead, most of which will be completed during the third quarter. These reductions are part of the Company's ongoing initiatives to dramatically reduce its cost structure and restore profitability.

Additionally, CTS confirmed its intent to stop the design of new custom variations of certain product lines within its Communications Components operations. Product lines included are the older 9x11mm and 5x7mm Temperature Compensated Crystal Oscillators and Voltage Controlled Oscillators. CTS will continue to manufacture existing designs of these products to satisfy current customer needs and will work with those customers to ensure no adverse impact on their operations. "Demand for these product lines has been declining and margins on the products no longer justify the investment of Company resources," said Donald Schwanz, CTS Chairman and Chief Executive Officer. As a result, CTS will reduce its engineering, sales and administrative support to these product lines by the additional elimination of approximately 20 positions while refocusing others on more profitable product lines.

"The operational consolidation and reorganization initiatives begun last year in our Communications Components operations laid the foundation for further process improvements, operational streamlining and efficiencies. These structural cost reductions, along with aggressive product cost reduction initiatives, are anticipated to drive continued profit improvement over the next several quarters and contribute to the Company's expected return to profitable operation by the end of this year," added Schwanz.

                                                                 Exhibit 99.2


General Comments:
o Sales volumes for those product lines being de-emphasized are anticipated to be approximately $20 million in 2002 and are expected to phase out by 2004. Operating margins on these product lines are currently negative.

o Total headcount reductions are estimated to be about 160 with approximately 40% of these related to manufacturing overhead positions and the remainder related to SG&A and R&D positions.


                                     # # # #

Statements about the Company's earnings outlook and its plans, estimates and beliefs concerning the future are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, based on the Company's current expectations. Actual results may differ materially from those stated in the forward-looking statements due to a variety of factors which could affect the Company's operating results, liquidity and financial condition. We undertake no obligations to publicly update or revise any forward-looking statements. Factors that could impact future results include among others: the general market conditions in the communications, computer and automotive markets, and in the overall economy; whether the Company is able to implement measures to improve its financial condition and flexibility; the Company's successful execution of its restructurings, consolidation and cost-reduction plans; pricing pressures and demand for the Company's products, especially if economic conditions worsen or do not recover in the key markets for the Company's products; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political risks. Investors are encouraged to examine the Company's SEC filings, which more fully describe the risks and uncertainties associated with the Company's business.

                                     # # # #

CTS Corporation is a leading designer and manufacturer of electronic components and assemblies for the communications, computer and automotive markets. The Company manufactures products in North America, Europe and Asia. Worldwide sales coverage is accomplished through a network of direct sales personnel, independent manufacturers' representatives and electronic distributors. The Company's stock is traded on the NYSE under the ticker symbol "CTS." To find out more, visit the Company's website at www.ctscorp.com.

Contact: Vinod M. Khilnani, Sr. Vice President and Chief Financial Officer, or George T. Newhart, Vice President Investor Relations
           CTS Corporation
           905 West Boulevard North
           Elkhart, In 46514
           Telephone (574) 293-7511  FAX (574) 293-6146
           www.ctscorp.com